UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013 (May 24, 2013)

GENVEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24469	23-2705690
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 West Watkins Mill Road, Gaithersburg, Maryland	20878
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 632 0740

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01. Other Events.

On May 24, 2013, GenVec’s Board of Directors approved a Plan of Complete Liquidation and Dissolution of the Company (the “Plan of Dissolution”), subject to stockholder approval. The Company’s Board of Directors has concluded, after extensive and careful consideration of the Company's strategic alternatives and the terms and conditions of the Plan of Dissolution, that the liquidation and dissolution of the Company, pursuant to the Plan of Dissolution, is in the best interests of the Company and its stockholders.

If the Company's stockholders approve the Plan of Dissolution, the Company plans to file a certificate of dissolution with the Delaware Secretary of State, complete the liquidation of the Company’s assets, satisfy the Company’s remaining obligations and make distributions to the Company’s stockholders of any available liquidation proceeds. Following stockholder approval of the Plan of Dissolution and the filing of the certificate of dissolution, the Company would delist its common stock from NASDAQ.

The Company may abandon the Plan of Dissolution if the Board of Directors determines that, in light of new proposals presented or changes in circumstances, liquidation and dissolution pursuant to the Plan of Dissolution are no longer advisable and in the best interests of the Company and its stockholders.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the proposed liquidation and dissolution. The Proxy Statement will contain important information about the Company, the proposed liquidation and dissolution and related matters. Investors and stockholders are urged to read the Proxy Statement carefully when it is available. Investors and stockholders will be able to obtain free copies of the Proxy Statement under Schedule 14A and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the Proxy Statement from the Company by contacting the Corporate Secretary of GenVec, Inc. at (240) 632-0740.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.

Date: May 28, 2013	By:	/s/ Douglas J. Swirsky
Douglas J. Swirsky Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary